                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by Registrant:                         [X]
Filed by a Party other than the Registrant:  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Materials Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          FFP Marketing Company, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

                          FFP Marketing Company, Inc.
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.

     4)   Proposed maximum aggregate value of transaction:______________________

     5)   Total fee paid:_______________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)   Amount Previously Paid:_______________________________________________
     2)   Form, Schedule or Registration Statement No.:_________________________
     3)   Filing Party:_________________________________________________________
     4)   Date Filed:___________________________________________________________

                          FFP Marketing Company, Inc.
                              2801 Glenda Avenue
                             Fort Worth, TX 76117

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD DECEMBER 22, 1999

TO OUR SHAREHOLDERS:

     On behalf of the Board of Directors, you are cordially invited to attend the Annual Meeting of Shareholders of FFP Marketing Company, Inc. (the "Company") to be held at the Company's offices, 2801 Glenda Avenue, Fort Worth, Texas, at 10:00 a.m. on December 22, 1999 for the following purposes:

1. To elect two directors to hold office until the Annual Meeting of Shareholders to be held in 2002, or until their successors are duly elected and qualified.

2. The transaction of any and all other business properly presented at the meeting.

     Holders of record of the Company's common stock at the close of business on December 6, 1999, will be entitled to notice of, and to vote at, the annual meeting. The stock transfer books will not be closed. A list of shareholders entitled to vote at the annual meeting will be available for examination at the offices of the Company for ten days prior to the annual meeting.

     You are cordially invited to attend the annual meeting. Whether or not you expect to attend the annual meeting in person, however, we urge you to mark, sign, date, and mail the enclosed form of proxy promptly so that your shares of common stock may be represented and voted according to your wishes and in order that the presence of a quorum may be assured at the annual meeting. Your proxy will be returned to you if you are present at the annual meeting and request its return in the manner provided for revocation of proxies on the initial page of the enclosed proxy statement.

                                    By Order of the Board of Directors,



                                    CRAIG T. SCOTT
                                    Secretary

Fort Worth, Texas
December 10, 1999

                          FFP Marketing Company, Inc.
                              2801 Glenda Avenue
                            Fort Worth, Texas 76117

                                PROXY STATEMENT
                                      FOR
                      1999 ANNUAL MEETING OF SHAREHOLDERS

                               December 22, 1999

                         ____________________________

                   SOLICITATION AND REVOCABILITY OF PROXIES

     The enclosed form of proxy is solicited by the Board of Directors of FFP Marketing Company, Inc. (the "Company"). Your proxy will be used at the Annual Meeting of Shareholders to be held at the time and place and for the purposes in the accompanying Notice of Annual Meeting of Shareholders. When proxies in the accompanying form are properly executed and received, the shares represented by the proxies will be voted at the annual meeting according to the directions noted on the proxy. If no direction is indicated, those shares will be voted for
                                                                             ---
the election of directors and in the discretion of the named proxies with respect to any other matter that may come before the meeting.

     Our offices are located at, and our mailing address is, 2801 Glenda Avenue, Fort Worth, Texas 76117.

     Management does not intend to present any business at the annual meeting for a vote other than the matters in the notice and has no information that others will do so. If other matters requiring a vote of the shareholders are properly presented at the annual meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them according to their judgment on those matters.

     This proxy statement and accompanying form of proxy are being mailed on or about December 10, 1999. Our Annual Report for the year ended December 27, 1998 is enclosed, but does not form any part of the materials for solicitation of proxies.

     You may revoke your proxy at any time prior to the voting of the proxy by
(1) giving written notice of revocation to the Secretary of the Company at our principal executive offices; (2) executing and delivering a later-dated proxy; or (3) by attending the annual meeting and voting in person. However, no revocation shall be effective until we receive your revocation at or before the annual meeting. A revocation will not affect a vote on any matters taken prior to its receipt. Merely attending the annual meeting will not of itself revoke your proxy.

     In addition, our directors, officers, and regular employees may solicit the return of proxies, either by mail, telephone, telegraph, or through personal contact. The directors, officers, and employees will not receive additional compensation for their solicitation efforts, but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees, and fiduciaries will, in connection with shares of common stock registered in their names, be requested to forward solicitation material to the beneficial owners of those shares of common stock.

     We will pay the cost of preparing, printing, assembling, and mailing the annual report, the notice, this proxy statement, and the enclosed form of proxy, as well as the cost of forwarding solicitation materials to the beneficial owners of shares of common stock and other costs of solicitation.

                     VOTING SECURITIES OUTSTANDING; QUORUM

     The record date for determining the shareholders entitled to notice of, and vote at, the annual meeting was the close of business on December 6, 1999. At the close of business on the record date there were 3,818,747 shares of common stock issued and outstanding, each of which is entitled to one vote on all matters properly presented at the annual meeting. Shareholders have no cumulative voting rights in the election of Directors.

     The presence in person or by proxy of the holders of a majority of the issued and outstanding shares of common stock entitled to vote on the record date is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes are treated as present at the annual meeting and are counted in determining a quorum. If a quorum is not present, the shareholders entitled to vote who are present in person or represented by proxy at the annual meeting have the power to adjourn the meeting from time to time without notice until a quorum is present or represented. It is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them for an adjournment. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the annual meeting as originally notified.

     Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the shares of common stock represented and voting at the annual meeting is required for the election of Directors and the transaction of any and all other business properly presented at the annual meeting or any adjournment.

     Broker non-votes will have no effect on the outcome of the election of Directors. With regard to the election of Directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect.

                             ELECTION OF DIRECTORS

     Two persons are to be elected to the Board of Directors at the annual meeting, and the six remaining Directors will continue in office for the terms specified below. The persons named in the enclosed proxy intend to vote for the election of the nominees listed below, unless instructions to the contrary are given in the proxy. The nominees have indicated that they are able and willing to serve as Directors. However, if some unexpected occurrence should require the substitution of some other person for a nominee, the person voting the proxies will vote for a nominee that the Company may select.

     The following table lists the name and age of the two nominees and of each of the six Directors whose terms of office will continue after the annual meeting, the annual meeting at which their respective terms of office will expire and the year in which each Director was first elected as a Director of the Company:

                                                                                     Director
   Nominee Directors     Age                        Term Expires                      Since
   -----------------     ---                        ------------                     --------
John D. Harvison          43      Annual meeting of shareholders to be held in 2002    1997
J.D. St. Clair            64      Annual meeting of shareholders to be held in 2002    1997

  Continuing Directors
  --------------------

John H. Harvison          65      Annual meeting of shareholders to be held in 2001    1997
Garland R. McDonald       62      Annual meeting of shareholders to be held in 2001    1997
E. Michael Gregory        48      Annual meeting of shareholders to be held in 2001    1997
Michael Triantafellou     46      Annual meeting of shareholders to be held in 2000    1997
John W. Hughes            57      Annual meeting of shareholders to be held in 2000    1997
Robert J. Byrnes          58      Annual meeting of shareholders to be held in 2000    1997

Business History of Nominees

     John D. Harvison has served as a Director of the Company and the general partner of FFP Partners, L.P., the Company's predecessor, since April 1995. Mr. Harvison has been Vice President of Dynamic Production, Inc., an independent oil and gas exploration and production company since 1977. He previously served as Operations Manager for Dynamic from 1977 to 1987. He also serves as an officer of various other companies that are affiliated with Dynamic that are involved in real estate management and various other investment activities. Mr. Harvison is the son of John H. Harvison, the Chairman of the Board of the Company.

     J.D. St. Clair has been Vice President - Fuel Supply and Distribution and a Director of the Company and the general partner of its predecessor since May 1987. Mr. St. Clair is a founder and an executive officer of several of the companies from which the Company acquired its initial retail outlets. He has been involved in the retail gasoline marketing and convenience store business since 1971. Mr. St. Clair performed operations research and system analysis for Bell Helicopter, Inc., from 1967 to 1971, for NASA from 1962 to 1967 and for Western Electric Company from 1957 to 1962. Mr. St. Clair is also a director of FFP Real Estate Trust, the general partner of FFP Partners.

Business History of Continuing Directors

     John H. Harvison has been Chairman of the Board and Chief Executive Officer of the Company and the general partner of its predecessor since the predecessor began operations in May 1987. Mr. Harvison is a founder and an executive officer of each of the companies from which the Company's initial base of retail outlets was acquired and has been active in the retail gasoline business since 1958 and in the convenience store business since 1973. In addition, he has been involved in oil and gas exploration and production, the ownership and management of an oil refinery and other personal investments. In January 1995, Mr. Harvison consented to the entry of a cease and desist order by the United States Office of Thrift Supervision that, among other things, prohibits him from participating in any manner in the conduct of the affairs of federally insured depository institutions. This Order was issued in connection with Mr. Harvison's ownership in a federal savings bank and transactions between him and companies in which he had an ownership interest and that institution. In consenting to the issuance of the Order, Mr. Harvison did not admit any of the allegations against him and consented to the issuance of the Order solely to avoid the cost and distraction that would be caused by prolonged litigation to contest the positions taken by the Office of Thrift Supervision. Mr. Harvison is also a Director of FFP Real Estate Trust, the general partner of FFP Partners. Mr. Harvison is the father of John D. Harvison, who is also a Director of the Company.

     Garland R. McDonald is employed by the Company to oversee and direct a variety of special projects. He has served as a Director of the Company and the general partner of its predecessor since January 1990 and had previously served as a Director of the general partner of the Company's predecessor from May 1987 through May 1989. He also served as a Vice President of the general partner of the Company's predecessor from May 1987 to October 1987. Mr. McDonald is a founder and the Chief Executive Officer of Hi-Lo Distributors, Inc., and Gas-Go, Inc., two of the companies from which the Company initially acquired its retail outlets. He has been actively involved in the convenience store and retail gasoline businesses since 1967.

     E. Michael Gregory has been a Director of the Company and the general partner of its predecessor since September 1995. Mr. Gregory is the founder and President of Gregory Consulting, Inc., an engineering and consulting firm that is involved in the development of products related to the distribution and storage of petroleum products and of computer software for a variety of purposes, including work on such products and software for the Company. Prior to founding Gregory Consulting in 1988, Mr. Gregory was the Chief Electronic Engineer for Tidel Systems, a division of The Southland Corporation, where he was responsible for new product concept development and was involved in projects involving the monitoring of fuel levels in underground storage tanks. He is a Registered Professional Engineer in Texas.

     Michael Triantafellou has been Vice President - Retail Operations and a Director of the Company and the general partner of its predecessor since February 1997. He had served as Director of Truck Stops and Food Service Operations for the general partner of the Company's predecessor since January 1994. Mr. Triantafellou has been engaged in the truck stop and food service industries since 1976, having held various middle and upper management positions in the truck stop businesses of Truckstops of America from 1975 to 1980; Bar-B Management from 1980 to 1985; Greyhound-Dial Corp. from 1985 to 1993 and Knox Oil of Texas from 1993 to 1994. Mr. Triantafellou is a graduate of the Wharton School of the University of Pennsylvania.

     John W. Hughes has been a director of the Company and the general partner of its predecessor since May 1987. Mr. Hughes is an attorney with the law firm of Garrison & Hughes, L.L.P., in Fort Worth, Texas. From 1991 to 1995 he was an attorney with the firm of Simon, Anisman, Doby & Wilson, P.C., in Fort Worth, Texas. Since 1963, Mr. Hughes has been a partner of Hughes Enterprises, which invests in venture capital opportunities, real estate, and oil and gas.

     Robert J. Byrnes has been the President of the Company and the general partner of its predecessor since April 1989 and has been a Director of the Company and the general partner of its predecessor since May 1987. From May 1987 to April 1989, Mr. Byrnes served as Vice President - Truck Stop Operations for the general partner of the Company's predecessor. Since 1985, Mr. Byrnes has been the President of Swifty Distributors, Inc., one of the companies from which the Company acquired its initial retail outlets. From 1975 through 1984, Mr. Byrnes was President of Independent Enterprises, Inc., which owned and operated convenience stores and a truck stop. During that period, he was also President of Enterprise Distributing, Inc., a wholesaler of motor fuels. Prior to 1975, Mr. Byrnes was President of Foremost Petroleum Corporation, which is now a subsidiary of Citgo Petroleum Corporation, and was a distribution manager for ARCO Oil & Gas Company. He is currently a director of Plaid Pantries, Inc., an operator of convenience stores headquartered in Beaverton, Oregon.

               COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors held four meetings during its fiscal year ended December 27, 1998. Directors during that time attended at least 75% of the total number of meetings of the Board of Directors and the committees of which they were members.

     The Board's Audit Committee, composed of Messrs. John W. Hughes, and E. Michael Gregory in 1998, recommends to the Board the firm to be employed as the Company's independent auditors and consults with, and reviews the report of, the Company's independent auditors and the Company's financial staff. The Audit Committee held no meetings in 1998.

     The Compensation Committee is composed of Messrs. John H. Harvison, Robert
F. Byrnes, and John W. Hughes. The Compensation Committee recommends to the Board of Directors the compensation to be paid to the Company's officers. Company does not have a standing nominating committee.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table gives information regarding the beneficial ownership of the Company's common stock as of December 6, 1999 by (1) each person known by the Company to own beneficially five percent or more of the outstanding common stock; (2) each of the Company's directors; (3) each of the executive officers named in the Summary Compensation Table below; and (4) all directors and executive officers of the Company as a group. Unless otherwise noted, the address of each person listed below is 2801 Glenda Avenue, Fort Worth, Texas 76117.

                                                                                  Shares Beneficially
                                                                                         Owned
                                                                                         -----
                                                                                                  Percent
Name and Address of Beneficial Owner                                         Number(1)          of Class (2)
                                                                             ---------          ------------
John H. Harvison....................................................         1,585,153  (3)         41.1%
John D. Harvison....................................................         1,570,153  (4)         40.9%
Randall W. Harvison.................................................         1,469,943  (5)         38.5%
7HBF, Ltd...........................................................           699,333  (6)         18.3%
HBF Financial, Ltd..................................................           738,443  (7)         19.3%
Garland R. McDonald.................................................           332,877  (8)          8.7%
Robert J. Byrnes....................................................           127,043  (9)          3.3%
J. D. St. Clair.....................................................           193,627 (10)          5.0%
Michael Triantafellou...............................................            13,334 (11)            *
John W. Hughes......................................................                 0 (12)            *
E. Michael Gregory..................................................            25,000 (13)            *
Astor Capital Partners, L.P.........................................           230,800 (14)          6.0%
All directors and executive officers as a group
     (9 persons)....................................................         1,781,987              46.7%

___________________
     *    Represents less than 1% of the Company's outstanding common stock.

          (1) Beneficial ownership as reported in the above table has been determined according to Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The individuals and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below and subject to community property laws.

          (2) Percentages indicated are based on 3,818,747 shares of common stock issued and outstanding on the record date, except for the percentages of those parties that are based on presently exercisable options as indicated in the following footnotes. In underlying those options the case of parties holding presently exercisable options, the percentage ownership is calculated on the assumption that the shares underlying those options are presently held or purchasable within the next 60 days are outstanding for the purpose of computing the percentage ownership of that individual but not for the purpose of computing the percentage ownership of any other person or group shown in the table.

          (3) Includes 40,000 shares of common stock issuable upon the exercise of options within 60 days; 699,333 shares of common stock beneficially owned by 7HBF, Ltd., a Texas limited partnership of which John H. Harvison and members of his family are partners; 738,443 shares of common stock beneficially owned by HBF Financial, Ltd., a Texas limited liability company that is 98%-owned by trusts for the benefit of the children of John
     H. Harvison and 2%-owned by one of his sisters and 32,167 shares of common stock owned by a company of which John H. Harvison is an officer and director. 7HBF, Ltd., may be deemed to share beneficial ownership of 144,417 shares of common stock with Garland R. McDonald; 49,750 shares of common stock with Garland R. McDonald and Barbara J. Smith, who is John H. Harvison's sister; 83,417 shares of common stock with J. D. St. Clair and 16,833 shares of common stock with Robert J. Byrnes. The beneficial ownership of 175,000 shares of common stock included in the foregoing shares owned by 7HBF, Ltd. is in dispute based on the prior ownership of Economy Oil Company, the record holder of the shares.

     Following a trial court decision in favor of Economy Oil, the case is now on appeal to the Second Court of Appeals in the State of Texas.

          Several affiliated companies owned by John H. Harvison, members of his family and certain other officers of the Company hold sole voting and investment power with respect to 928,110 shares of common stock of the Company, which have been pledged as security to Southwest Securities Incorporated in connection with margin loans, the current balances of which total approximately $800,000. The loan documents prohibit such companies from selling, transferring or encumbering those shares without the consent of Southwest Securities, other than those shares that may be sold to satisfy the loan and other obligations to Southwest Securities. Southwest Securities also holds the right to sell the shares if minimum requirements of the margin account are not maintained.

          (4) Includes 25,000 shares of common stock issuable upon the exercise of options within 60 days; 699,333 shares of common stock beneficially owned by 7HBF, Ltd.; 738,443 shares of common stock beneficially owned by HBF Financial, Ltd.; 32,167 shares of common stock owned by a company, one-third of which is owned by trusts for the benefit of John D. Harvison and his siblings and 75,210 shares of common stock owned by a company of which John D. Harvison is a director.

          (5) Includes 699,333 shares of common stock beneficially owned by 7HBF, Ltd. of which Randall W. Harvison and members of his family are partners; 738,443 shares of common stock beneficially owned by HBF Financial, Ltd., which is 98%-owned by trusts for the benefit of the siblings of Randall W. Harvison, and 32,167 shares of common stock owned by a company, one-third of which is owned by trusts for the benefit of Randall
     W. Harvison and his siblings.

          (6) Includes 699,333 shares of common stock owned by nine companies that are owned or controlled by 7HBF, Ltd.

          (7) Includes 738,443 shares of common stock owned by a company that is owned by HBF Financial, Ltd. In addition, HBF Financial, Ltd., owns 31% of the general partner of 7HBF, Ltd.

          (8) Includes 25,000 shares of common stock issuable upon the exercise of options within 60 days; 194,167 shares of common stock held by two companies of which Mr. McDonald is a director, executive officer, and a 50% owner and 38,500 shares of common stock held by an Individual Retirement Account for the benefit of Mr. McDonald. Mr. McDonald may be deemed to share beneficial ownership of 144,417 shares of common stock with 7HBF, Ltd., and of 49,750 shares of common stock with 7HBF, Ltd. and Barbara J. Smith. The address for Mr. McDonald is 10865 Ferry Oak Road, Oil City, Louisiana 71061.

          (9) Includes 35,000 shares of common stock issuable upon the exercise of options within 60 days and 16,833 shares of common stock held by a company of which Mr. Byrnes is a director, executive officer, and 50% owner. Mr. Byrnes may be deemed to share beneficial ownership of 16,833 shares of common stock with 7HBF Financial, Ltd.

          (10) Includes 30,000 shares of common stock issuable upon the exercise of options within 60 days; 5,000 shares of common stock held directly and 83,417 shares of common stock held by a company of which Mr. St. Clair is a director, executive officer and a one-third owner. Mr. St. Clair may be deemed to share beneficial ownership of the 83,417 shares of common stock with 7HBF Financial, Ltd.

          (11) Includes 13,334 shares of common stock issuable upon the exercise of options within 60 days.

          (12) The address of Mr. Hughes is 1410 Bank One Building, 500 Throckmorton Street, Fort Worth, Texas 76102.

          (13) Includes 25,000 shares of common stock issuable upon the exercise of options within 60 days. The address of Mr. Gregory is 101 N Greenville Avenue, Allen, Texas 75002.

          (14) The address of Astor Capital Partners, L.P. is 6600 SW 92nd Avenue, Portland, Oregon 97223.

                               EXECUTIVE OFFICER

     The following is information regarding the name, age, current position and term of office of the Company's executive officer who is not a director of the Company.

     Craig T. Scott, age 53, has served as Chief Financial Officer, Vice-President - Finance, General Counsel, Secretary, and Treasurer of the Company since October 1998. He also serves in a similar capacity for FFP Real Estate Trust, the general partner of FFP Partners. From October 1996 until September 1998, Mr. Scott engaged in private law practice in Dallas and McKinney, Texas. He was previously employed by Box Energy Corporation from 1981 until October 1996 and served as its Executive Vice President from July 1993 until October 1996. Mr. Scott previously practiced law for seven years with large law firms in Dallas, Texas, practiced law in McKinney,

Texas for four years and was the president and co-owner of an oil and gas exploration company for two years. Mr. Scott was previously employed for six years by Arthur Andersen & Co., an international public accounting firm. He is a member of the American Institute of Certified Public Accountants, the Texas Society of CPAs, and the State Bar of Texas.

                            EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by the Company and its predecessor for the 1998, 1997 and 1996 fiscal years to the Chief Executive Officer and each of up to four other most highly compensated officers whose salary and bonus in 1998 exceeded $100,000. The Company did not begin operations until December 29, 1997, and did not pay any salaries prior to 1998. Persons previously employed by FFP Partners and its general partner became employees of the Company on that date following the December 1997 restructuring of FFP Partners. The information presented in the table below for 1997 and 1996 reflects the compensation paid to the named executive officers by FFP Partners instead of the Company.

                          SUMMARY COMPENSATION TABLE

                                                                                        Long-Term
                                                                                      Compensation
                                       Annual Compensation                               Awards
                         ---------------------------------------------                ------------
                                                              Other             Securities           LTIP          All
Name and Principal                                           Annual             Underlying         Payouts        Other
------------------                                                                                 -------
    Position             Year    Salary($)    Bonus ($)  Compensation ($)(1)  Options/SARs (#)(2)    ($)    Compensation($)
    --------             ----    ---------    ---------  -------------------  -------------------    ---    ---------------
John H. Harvison         1998    $  135,000   $      0        $        0                    0      $     0       $        0
Chairman and Chief       1997       135,000          0                 0               40,000            0                0
Executive Officer        1996       137,597          0                 0                    0            0

Robert J. Byrnes         1998       135,000          0                 0                    0            0                0
President and Chief      1997       135,000          0                 0               35,000            0
Operating Officer        1996       137,597          0                 0                    0            0

Michael Triantafellou    1998        90,000     25,000                 0                    0            0                0
Vice President - Retail  1997        87,172          0                 0               20,000            0
Operations               1996        72,995          0                 0                    0            0

________________

     (1) Other annual compensation includes perquisites and other personal benefits only if value is greater than the lesser of $50,000 or 10% of reported salary and bonus.

     (2) No options were granted to Named Executive Officers in 1998 or 1996. Non-qualified unit options were granted by FFP Partners pursuant to its Nonqualified Unit Option Plan to Mr. Harvison (40,000 units granted in
     1992), Mr. Byrnes (35,000 units granted in 1992) and Mr. Triantafellou (6,666 in 1994 and 20,000 in 1997). The exercise price of the unit options under the plan equaled the fair market value of the underlying units on the date of grant. Upon the restructuring of FFP Partners in December 1997, the unit options were divided into separate options to purchase a like number of units of FFP Partners and shares of the Company's common stock. The exercise price for the then existing unit options of FFP Partners was divided between the two entities' options in proportion to the closing prices on the American Stock Exchange of the Class A Units of FFP Partners and shares of the common stock of the Company. The options vest one-third on each of the first three anniversary dates of the grant. In the event of a change of control of the Company, any unexercisable portion of the options will become immediately exercisable.

Aggregated Stock Option/SAR Exercises During 1998 and Stock Option/SAR Values as of December 27, 1998

     The following table discloses options to purchase securities of the Company held by each of the named executive officers and the potential realizable values for the options at the end of fiscal year 1998. None of the named executive officers exercised any options during fiscal year 1998 and the Company has not granted SARs:

              Aggregate Option/SAR Exercises in Last Fiscal Year
                         And FY-End Option/SAR Values

                                                                                    Value of Unexercised
                                                         Number of Securities           In-the-Money
                                                        Underlying Unexercised          Options/SARs
                                                        Options/SARs at Fiscal       at Fiscal Year End
                                                                                     ------------------
                                                            Year End (#)(1)              ($)(1)(2)
                                                        ----------------------           ---------
                         Shares
                       Acquired on        Value              Exercisable/               Exercisable/
        Name           Exercise (#)    Realized ($)          Unexercisable             Unexercisable
        ----           ------------    ------------          -------------             -------------
John H. Harvison                  0        $      0           40,000 / 0               $138,448 / $0

Robert J. Byrnes                  0        $      0           35,000 / 0               $121,142 / $0

Michael Triantafellou        13,332        $ 42,623           0 / 13,334               $ 0 / $41,074

____________

     (1) Amounts under the headings entitled "Exercisable" reflect vested options as of December 27, 1998 and the amounts under the headings entitled "Unexercisable" reflect options that have not vested as of December 27, 1998.

     (2) Dollar values are calculated by determining the pre-tax difference between the fair market value of the common stock underlying the options at exercise or at year end, whichever is applicable, and the exercise price of the options.

Compensation of Directors

     Each Director who is not an officer or employee of the Company receives an annual retainer of $4,000 plus $1,000 for each Board meeting, or committee meeting not held in conjunction with a Board meeting, which he attends and $500 for each telephone meeting in which he participates. Each director is also reimbursed for expenses related to attending Board meetings.

     Directors who are officers or employees of the Company receive no additional compensation for attending Board or committee meetings.

Employment Agreements

     The Company has employment agreements with Messrs. Harvison, Byrnes, Scott, St. Clair, and Triantafellou that provide that if the employment of any such officer is terminated for any reason other than the commission of an act of fraud or dishonesty with respect to the Company or for the intentional neglect or nonperformance of his duties, that officer is to receive an amount equal to twice his then current annual salary plus a continuation of certain benefits provided by the Company for a period of two years.

        COMPENSATION COMMITTEE REPORT REGARDING EXECUTIVE COMPENSATION

     During 1998, the Compensation Committee consisted of John H. Harvison (who served as chairman of the Compensation Committee), Robert J. Byrnes and John W. Hughes.

     The Compensation Committee is responsible for establishing the level of compensation of the executive officers of the Company. The compensation review and evaluation is conducted by reviewing the overall performance of each individual and comparing the overall performance of the Company with others in its industry, as well as considering general economic and competitive conditions. The financial performance of the Company on a yearly basis and as compared with the Company's peer group (see "Comparative Total Returns," below) and the industry as a whole, the Company's stock price and market share, and the individual performance of each of the executive officers, are among the factors reviewed. No particular weight is assigned to one factor over another.

     Our fundamental policy is to offer the Company's executive officers competitive compensation opportunities based upon their personal performance, the financial performance of the Company and their contribution to that performance. It is the Company's objective to make a substantial portion of each officer's compensation contingent upon the Company's performances as well as upon his or her own level of performance. Accordingly, each executive officer's compensation package is comprised of three elements: (1) base salary, which reflects individual performance and is designed primarily to be competitive with salary levels of similarly sized companies; (2) annual variable performance awards payable in cash and tied to the Company's achievement of performance goals; and (3) long-term stock-based incentive awards, which strengthen the mutuality of interests between the executive officers and the Company's shareholders. Generally, as an officer's level of responsibility increases, a greater portion of his or her total compensation will be dependent upon the Company's performance and stock price appreciation, rather than the base salary.

     The Compensation Committee has in the past, and may continue in the future to approve salaries above the agreed-upon base salaries based upon the factors listed above. Bonuses for the Company's executive officers are determined by the Compensation Committee on a case-by-case basis.

     During 1998, all of the Company's executive officers, including the Chief Executive Officer, received salaries equal to their 1997 salary, except Michael Triantafellou, who received a 3% increase in base salary. In comparison to the salary levels of the officers of companies within the Company's peer group, the salaries, bonuses, and other forms of compensation of the Company's officers are below average. Mr. Triantafellou received a $25,000 bonus in 1998 in consideration of his job performance in supervising the Company's retail operations and in response to the competitive job market.

     In 1998, the Compensation Committee took note of the successful completion of the Company's corporate restructuring in December 1997, its acquisition of 94 additional convenience stores, the successful refinancing of bank debt in June 1998, and the improvement in sales and the stock price of the Company in 1998. The Compensation Committee also noted the fact that Chief Executive Officer has not received a salary increase or bonus in several years. However, the Compensation Committee did not recommend a salary increase, bonus or other increase in the compensation of 1998 for the Chief Executive Officer.

          MEMBERS OF THE COMPENSATION COMMITTEE

          John H. Harvison
          Robert J. Byrnes
          John W. Hughes

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1998, John H. Harvison served as Chairman of the Board and Chief Executive Officer of the Company and its subsidiaries, and Mr. Byrnes served as President and Chief Operating Officer of the Company and its subsidiaries. See "Certain Relationships and Related Transactions," below, for information regarding disclosures pursuant to Item 404 of Commission Regulation S-K. John H. Harvison, John D. Harvison, Robert J. Byrnes, and J.D. St. Clair each also served as executive officers, Directors, and/or compensation committee members of several affiliated corporations, in which others of these individuals also serve in one or more of these capacities.

                           COMPARATIVE TOTAL RETURNS

Performance Graph

     The following performance graph shows the changes from the inception of trading of the Company's Common Stock on January 14, 1997 to December 27, 1998 in the value of $100 invested in: (1) the Company's common stock; (2) the Russell 2000 Index; and (3) the common stock of a peer group of issuers. The issuers in the peer group are all publicly traded companies included in Standard Industrial Classification "Retail-Convenience Stores," whose businesses, taken as a whole, resemble the Company's activities. The issuers in the peer group are: Casey's General Stores, Inc., Crown Central Petroleum Corporation, Dairy Mart Convenience Stores, Inc., Getty Petroleum Marketing Inc., Marsh Supermarkets, Inc. and Uni-Marts, Inc.

                COMPARISON OF 12 MONTH CUMULATIVE TOTAL RETURN*
                       AMONG FFP MARKETING COMPANY, INC.
                   THE RUSSELL 2000 INDEX AND A PEER GROUP


                             [GRAPH APPEARS HERE]


* $100 INVESTED ON 1/14/98 IN STOCK OR ON 12/31/97
  IN INDEX - INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING DECEMBER 31.

     This graph above was plotted using the following data:

                            CUMULATIVE TOTAL RETURN
               -------------------------------------------------
                                             1/14/98   12/31/98
               FFP MARKETING COMPANY, INC.    100        248
               PEER GROUP                     100         77
               RUSSELL 2000                   100         99

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company leases buildings or land and buildings for some of its retail outlets from FFP Partners. John H. Harvison, Chairman and Chief Executive Officer of the Company, and Craig T. Scott, Vice President - Finance, Chief Financial Officer, Secretary, Treasurer, and General Counsel of the Company, hold similar positions with the general partner of FFP Partners. Furthermore, companies owned directly or indirectly by Mr. Harvison and members of his immediate family and/or certain other executive officers of the Company hold corresponding ownership interests in FFP Partners or its subsidiaries. The leases on these properties were entered into in conjunction with the restructuring of FFP Partners that was completed in December 1997, in which the non-real estate assets and businesses of FFP Partners were transferred to the Company, while the real estate used in the retail operations was retained by FFP Partners. The lease rates for the locations were established based on knowledge of the properties by the management of FFP Partners and the Company and their general experience in acting as lessor and lessee for similar properties. The management of the Company believes that the lease rates are comparable to leases that could be entered into with unrelated third parties. However, the Company did not engage any third party advisors or refer to any third party surveys or analyses of rental rates in making this determination. The Company paid $2,628,000 in rent to FFP Partners during fiscal 1998.

     The Company leases land or land and buildings for some of its retail outlets and some administrative and executive office facilities from various entities directly or indirectly owned by John H. Harvison, John D. Harvison, and members of their immediate families and Messrs. Byrnes, St. Clair, and McDonald. Messrs. Harvison, Byrnes, St. Clair and McDonald are officers and/or directors of the Company. During fiscal 1998, the Company paid $959,000 to these entities with respect to these leases. The Company believes the leases with these affiliates are on terms that are currently more favorable to the Company than terms that could have been obtained from unaffiliated third parties for similar properties.

     In the December 1997 restructuring, FFP Real Estate Trust, the general partner of FFP Partners, and the Company entered into a reimbursement agreement under which FFP Real Estate Trust reimburses the Company for all direct and indirect costs, which are principally officers' compensation and other general and administrative costs paid by the Company that are allocated to FFP Real Estate Trust. The amount of the reimbursement is determined by the officers based upon the amount of time that management and other personnel spend on activities of FFP Real Estate Trust as compared to the amount of time they spend on activities of the Company. Since FFP Real Estate Trust's only activity after the restructuring is to serve as the general partner of FFP Partners, all of FFP Real Estate Trust's costs and expenses are borne by FFP Partners. Costs reimbursed by FFP Real Estate Trust in 1998 were $200,000.

     Effective June 1998, the Company, the Company's primary bank lender and FFP Partners reached an agreement to restructure the revolving credit facility and term loan due to the lender. In connection with the restructuring of FFP Partners in December 1997, both the Company and FFP Partners retained the liability for this debt as both entities were primary obligors on the loans. According to the June 1998 agreement, the lender made a loan to the Company, the Company made a loan to FFP Partners, and FFP Partners repaid the balance of its debt to the lender, all of which was done effective June 28, 1998. This transaction included the execution of a promissory note by FFP Partners payable to the Company in the amount of $14,773,000, the then current balance on the debt due to the lender, which was recorded by the Company as a note receivable from an affiliate. FFP Partners was released by the lender from all obligations under the Loan and Security Agreement. As a result of the June 1998 transaction, joint liability no longer exists with FFP Partners on the debt obligations to the lender, and the 1997 reduction of $15,938,000 to the Company's stockholders' equity for such liability was removed. At December 27, 1998, the Company was indebted to the lender in the amount of $9,169,000 and held a promissory note from FFP Partners with an unpaid balance of $14,201,000.

     The interest rate and repayment terms of FFP Partners' note to the Company mirror the terms of the Company's debt to the lender, including a maturity date of November 2000. The revised agreement with the lender required that the loan be secured by real estate owned by FFP Partners, which was pledged to the Company and then also pledged by the Company to the lender as additional collateral on the Company's debt to the lender. FFP Partners makes monthly principal payments to the Company of $95,000 plus accrued interest on the unpaid balance at a rate equal to the bank's prime rate. This debt was repaid in full in October 1999. All proceeds received by the Company from its loan to FFP Partners were required to be applied to the balance of the Company's debt to the lender. This debt was repaid in full in June 1999.

     John H. Harvison owns 50% of Product Supply Services, Inc., which provides consulting services and acts as an agent for the Company in connection with the procurement of motor fuel for sale by the Company. Product Supply provides these services to the Company under an agreement providing that the Company will pay Product Supply $5,000 per month, supply it with office space and support services such as telephone and clerical assistance, and pay its reasonable out-of-pocket costs in providing the services. The agreement may be canceled either by the Company or Product Supply upon 60 days' written notice. During fiscal year 1998, the Company paid $68,000 to Product Supply for its services and out-of-pocket costs.

     E. Michael Gregory, a director of the Company, is the owner and president of Gregory Consulting, Inc., which provides engineering, consulting, and other similar services to the Company. During fiscal year 1998, the Company paid Gregory Consulting $265,000 for those services.

     The Company is not licensed to sell alcoholic beverages in the State of Texas. Consequently, the Company has entered into agreements with Nu-Way Beverage Company, a company wholly owned by John H. Harvison, under which Nu-Way Beverage sells alcoholic beverages at the Company's Texas outlets. Under this agreement, the Company receives rent and a management fee relative to the sale of alcoholic beverages and loans funds to Nu-Way Beverage to pay for its alcoholic beverage purchases. The Company receives interest on those funds at 1/2% above the prime rate charged by a major commercial bank, and the loan is secured by the alcoholic beverage inventory located in the Company's Texas outlets. During 1998, the highest balance due under this loan was $780,000 and the balance at the end of the fiscal year was $780,000. During 1998, Nu-Way Beverage sold $12,143,000 of alcoholic beverages at the Company's Texas outlets. After deducting cost of sales and other expenses related to these sales, including $2,117,000 of rent, management fees, and interest paid to the Company, Nu-Way Beverage earned $121,000 in fiscal 1998 from selling alcoholic beverages at the Company's outlets.

     In June 1994, the Company settled a lawsuit that it had filed against Nu-Way Oil Company and Nu-Way Distributing Company, referred to as the "Nu-Way Companies," both of which are controlled by John H. Harvison and members of his immediate family, and a related suit that the Nu-Way Companies had filed against the Company. Under the settlement, all claims in both of the lawsuits were dismissed and the Company received cash, a promissory note from an affiliated company, secured by first and second liens on real estate, and title to a convenience store that was being leased by the Company from an affiliate. The Company estimated the assets it received had an aggregate value of $485,000. The affiliated companies received approximately $65,000 in cash (held in the Registry of the Court), and 30,000 Class B Units of FFP Partners owned by an affiliate that were being held by an escrow agent. This agreement was approved by the disinterested directors of the general partner of FFP Partners. The note received by the Company in connection with this settlement is payable over five years, with interest at 9.5%. The highest balance outstanding during 1998 under the note was $44,000, and the balance outstanding at year end 1998 was $15,000.

     The Company purchases goods and services, including automobiles, office supplies, computer software and consulting services, and fuel supply consulting and procurement services, from certain entities affiliated with John H. Harvison, members of his immediate family and certain of their affiliates. The Company paid $563,000 for these products and services in fiscal 1998. Management believes that these costs were substantially similar to that which could be obtained from unrelated parties for similar goods and services.

     In 1980 and 1982, entities affiliated with John H. Harvison, members of his immediate family and their affiliates granted to E-Z Serve, Inc., the right to sell motor fuel at retail for a period of 10 years at outlets owned, leased or controlled, directly or indirectly, by these affiliated entities. All rights to commissions under these agreements and the right to sell motor fuel at wholesale to E-Z Serve at such locations were assigned to FFP Partners on May 21, 1987, in connection with the acquisition of its initial base of retail operations. Upon the expiration or termination of those agreements in 1990, FFP Partners entered into agreements with Thrift Financial Co., a company owned and controlled by members of John H. Harvison's immediate family, granting to FFP Partners the exclusive right to sell motor fuel at certain retail locations. The agreements were then assigned by FFP Partners to the Company in the December 1997 restructuring of FFP Partners. The terms of these agreements are comparable to other agreements that the Company has with unrelated parties. During fiscal 1998, the Company paid Thrift Financial $318,000 under these agreements.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes of ownership with the SEC. Officers, directors and 10% shareholders of the Company are required by these regulations to furnish the Company with copies of all Section 16(a) forms filed by them.

     Based solely on a review of copies of the forms received, the Company believes that, during the last fiscal year, all filing requirements under
Section 16(a) that apply to its officers, directors and 10% shareholders were timely, except as follows: Michael Triantafellou filed a late Form 4 reflecting his exercise of options for 13,332 shares of common stock on November 30, 1998, and Craig Scott filed a late Form 3 reflecting that he had become subject to such reporting rules.

                                   AUDITORS

     KPMG LLP served as the Company's auditors for the fiscal year ended December 27, 1998. The Company's Audit Committee has not made a recommendation to the Board of Directors concerning the auditor for the 1999 fiscal year. A representative of KPMG LLP will not be available at the annual meeting.

                    REQUIREMENTS, INCLUDING DEADLINES, FOR
            SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS
                      AND OTHER BUSINESS OF SHAREHOLDERS

Proposals for 2000 Annual Meeting

     Under the rules of the SEC, any proposals of holders of common stock of the Company intended to be included in the proxy statement and form of proxy for the Annual Meeting of Shareholders of the Company to be held in 2000 must be received by the Company, addressed to Craig T. Scott, Secretary, 2801 Glenda Avenue, Fort Worth, Texas 76117, no later than December 31, 1999, in order to be included in the Company's proxy statement and form of proxy relating to that meeting, which is tentatively scheduled for May 2000.

     Under the Company's Bylaws, and as permitted by the rules of the SEC, certain procedures are provided, which a shareholder must follow to nominate persons for election as Directors or to introduce an item of business at an annual meeting of shareholders. These procedures provide that nominations for Director nominees and/or an item of business to be introduced at an annual meeting of shareholders must be submitted in writing to the Secretary of the Company at 2801 Glenda Avenue, Fort Worth, Texas 76117 between 70 and 90 days in advance of the prior year's annual meeting if the later meeting is being held within 30 days preceding or 60 days after the anniversary date of the prior year's meeting. If the subsequent year's meeting is being held more than 30 days preceding or 60 days after the anniversary date of the prior year's meeting, the nominations or items of business from shareholders must be received by the Secretary of the Company between 70 and 90 days in advance of the meeting or by the tenth day following the date of the public disclosure of the date of the meeting.

     For any special meeting, the nomination or item of business must be received between 70 and 90 days in advance of the meeting and no later than the tenth day following the date of public disclosure of the date of the meeting.

     Our 2000 Annual Meeting is expected to be held in May 2000. Assuming that it is held on schedule, we must receive notice of your intention to introduce a nomination or other item of business at that meeting between February 1 and March 31, 2000. If we do not receive notice within those dates, or if we meet other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

     The notice from the shareholder must include: (1) as to each person whom the shareholder proposes to nominate for election or reelection as a Director, all information relating to the person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required pursuant to Regulation 14A under the Exchange Act, including the person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; (2) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting the business at the meeting and any material interest in the business of the shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (3) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (a) the name and address of the shareholder, as they appear on the Company's share transfer books, and the name and address of the beneficial owner; (b) the class or series and number of shares of beneficial interest of the Company which are owned beneficially and of record by the shareholder and the beneficial owner; and (c) the date or dates upon which the shareholder acquired ownership of the shares. A nomination must contain the following information about the nominee: name; age; business and residence addresses; principal occupation or employment; the number of shares of common stock held by the nominee; the information that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of the nominee as a Director and a signed consent of the nominee to serve as a Director of the Company, if elected.

     At the time this proxy statement was published, the Board of Directors knew of no other business to be brought before the 1998 annual meeting. If, however, any other business should properly come before the annual meeting, the persons named in the accompanying proxy will vote the proxy in their discretion as they may deem appropriate, unless they are directed by the proxy to do otherwise. The chairman of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made in compliance with the procedures outlined above.

     With respect to business to be brought before the annual meeting, the Company has not received any notices from shareholders that the Company is required to include in this proxy statement.

                                        By Order of the Board of Directors,


                                                 CRAIG T. SCOTT
                                                 Secretary

Fort Worth, Texas
December 10, 1999

P
R
O                         FFP MARKETING COMPANY, INC.
X                             2801 GLENDA AVENUE
Y                           FORT WORTH, TEXAS 76117

This proxy is solicited on behalf of the Board of Directors of FFP Marketing Company, Inc.

        The undersigned hereby appoints John H. Harvison and Robert J. Byrnes, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all of the shares of common stock of FFP Marketing Company, Inc., held of record by the undersigned on December 6, 1999, at the Annual Meeting of Shareholders to be held on December 22, 1999, or any adjournment thereof.

        This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR the election of the nominees listed and at the discretion of the Proxies with respect to any other matter that is properly brought before the meeting.


                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                               -----------------
                               SEE REVERSE SIDE
                               -----------------

-------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                                                              Please mark
                                                              your vote as [X]
                                                              indicated in
                                                              this example

1. Election of Directors

     FOR all nominees
   listed to the right
    (except as marked
    to the contrary)
          [   ]



        WITHHOLD               Nominees:   John D. Harvison, J.D. St. Clair
       AUTHORITY
 to vote for all nominees        (Instruction: To withhold authority to vote for
   listed to the right         any individual nominee, write that nominee's
          [   ]                name on the space provided below.)

                               ------------------------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other business as properly may come before the Annual Meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW  [   ]

          Dated _____________________________, 1999
___
   |      Signature _______________________________
   |
          Signature _______________________________

          Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign, or if one signs he should attach the evidence of his authority. When signing as attorney, administrator, agent, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign full partnership name by authorized person.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE